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                                                                                                                    Exhibit 12



                                           ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                                            COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO


                                                        For the nine-month
                                                          periods ended                     For the year ended
                                                          September 30,                        December 31,
                                                       --------------------  -------------------------------------------------
                                                       --------------------  -------------------------------------------------

     (in millions)                                       2005       2004      2004      2003      2002       2001      2000


1.   Income from operations before income taxes and
     cumulative effect of changes in accounting
     principle, after-tax                              $     434   $    342  $    545  $   453   $    302  $    553   $    711
                                                       ---------   --------  --------  -------   --------  --------   --------

     Fixed Charges:


2.   Interest on indebtedness                          $       1   $      -  $      -  $     -   $      -  $      -   $      -


3.   Interest factor of annual rental expense                  -          -         -        -          2         4          4
                                                       ---------   --------  --------  -------   --------  --------   --------


4.   Total fixed charges (2+3)                         $       1   $      -  $      -  $     -   $      2  $      4   $      4
                                                       ---------   --------  --------  -------   --------  --------   --------
5.   Income from operations before income taxes
     and fixed charges (1+4)                           $     435   $    342  $    545  $   453   $    304  $    557   $    715
                                                       =========   ========  ========  =======   ========  ========   ========
6.   Ratio of earnings to fixed charges before
     dividends on redeemable preferred securities
     and interest credited to contractholder
     funds (5/4)                                           435.0 X        -         -        -      152.0 X   139.3 X    178.8 X
                                                       =========   ========  ========  =======   ========  ========   ========

7.   Dividends on redeemable preferred securities              2          2         2        2          3        20         20

8.   Total fixed charges and dividends on
     redeemable preferred securities (4+7)             $       3   $      2  $      2  $     2   $      5  $     24   $     24
                                                       ---------   --------  --------  -------   --------  --------   --------
9.   Income from continuing operations before
     income taxes, fixed charges and redeemable
     preferred securities (1+4+7)                      $     437   $    344  $    547  $   455   $    307  $    577   $    735
                                                       =========   ========  ========  =======   ========  ========   ========
10.  Ratio of earnings to fixed charges, excluding
     interest credited to contractholder
     funds (A)  (9/8)                                      145.7 X    172.0 X   273.5 X  227.5 X     61.4 X    24.0 X     30.6 X
                                                       =========   ========  ========  =======   ========  ========   ========

11.  Interest credited to contractholder funds         $   1,736   $  1,397  $  1,923  $ 1,764   $  1,691  $  1,670   $  1,519

12.  Total fixed charges including dividends on
     redeemable preferred securities and interest
     credited to contractholder funds (8+11)           $   1,739   $  1,399  $  1,925  $ 1,766   $  1,696  $  1,694   $  1,543
                                                       ---------   --------  --------  -------   --------  --------   --------
13.  Income from continuing operations before
     income taxes and fixed charges including
     interest credited to contractholder
     funds (1+12)                                      $   2,173   $  1,741  $  2,470  $ 2,219   $  1,998  $  2,247   $  2,254
                                                       =========   ========  ========  =======   ========  ========   ========

14.  Ratio of earnings to fixed charges (13/12)              1.2 X      1.2 X     1.3 X    1.3 X      1.2 X     1.3 X      1.5 X
                                                       =========   ========  ========  =======   ========  ========   ========


(A) In this presentation, interest credited to contractholder funds is excluded to promote transparency and allows users of this exhibit to quantify the impact of interest credited to contractholder funds on the ratio of earnings to fixed charges.

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